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                                                                    EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT



                                                 Jurisdiction of Incorporation
Name                                                    or Organization
----                                             -----------------------------

FIRST MARINER BANK                                        Maryland

    Subsidiaries of First Mariner Bank:

       - Compass Properties, Inc.                         Maryland

       - First Mariner Mortgage Corporation               Maryland

       - First Mariner Investments Corporation            Maryland